UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 2, 2010
TELULAR CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-23212	36-3885440

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

311 South Wacker Drive, Suite 4300, Chicago, Illinois	60606-6622

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (312) 379-8397
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.
On November 4, 2010, Telular Corporation (“Telular”) issued a press release reporting its fiscal year 2010 fourth quarter and full year results. A copy of the press release is being furnished, not filed, as Exhibit 99.1 to this Current Report on Form 8-K.
On November 4, 2010, Telular held a conference call with investors to discuss Telular’s earnings and results of operations for the three and twelve months ended September 30, 2010. A transcript of the conference call is furnished as Exhibit 99.2 to this Current Report on Form 8-K.
Exhibits 99.1 and 99.2 contain disclosures about net income before non-cash items, which is considered a non-GAAP performance measure. Telular has chosen to provide this performance measure to investors to enable them to perform additional analyses of past, present and future operating performance and as a supplemental means of evaluating Telular’s operations. The non-GAAP information should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from non-GAAP or other pro forma measures used by other companies.
The information in this report, being furnished pursuant to Item 2.02 of Form 8-K, shall not be deemed to be “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, and is not incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.
Item 5.02 Departures of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
In connection with the announcement of a special cash dividend, the Compensation Committee of Telular’s Board of Directors approved the distribution of a special compensation award to be distributed to the current employee and director holders of Telular’s stock options. The purpose of this award is to compensate such holders for the loss in value associated with the special cash dividend to be distributed. The exact amount of the compensation has not yet been finalized, but it is estimated that Telular will distribute an aggregate of approximately $1.0 million to its current employees, officers and directors who hold Telular stock options. Telular’s named executive officers will receive 50% of their awards in cash, and 50% of the awards in Telular stock from its equity incentive plans. The following table lists all of the groups participating in the special compensation award including the named executive officers and an estimate of the amounts awarded:

Amount of Special
Compensation Award
Name and Position	($)
Joseph A. Beatty, President, Chief Executive Officer	$274,000
Jonathan M. Charak, Senior Vice president, Chief Financial Officer and Secretary	$118,000
George S. Brody, Senior Vice President	$91,000
Robert L. Deering, Controller, Treasurer and Chief Accounting Officer	$34,000
Executive Group, including named executive officers	$738,000
Non-Employee Director Group	$125,000
Non-Executive Employee Group	$180,000
Item 8.01. Other Events.
On November 4, 2010, Telular announced the declaration of two dividends. A special one-time payment of $1.00 per share along with a regular quarterly dividend of $0.10 per share will be payable on November 22, 2010 to shareholders of record at the close of business on November 15, 2010.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit
Number	Description

99.1	Press Release dated November 4, 2010, providing financial update of Telular Corporation for the fourth quarter and full year ended September 30, 2010.

99.2	Transcript of the Telular Corporation November 4, 2010 Earnings Conference Call.

99.3	Press Release dated November 4, 2010 declaring a special $1.00 per share dividend and a regular quarterly dividend of $0.10 per share payable on November 22, 2010 to shareholders of record at the close of business on November 15, 2010.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 8, 2010	TELULAR CORPORATION
/s/ Jonathan Charak
Jonathan Charak
Chief Financial Officer

TELULAR CORPORATION
Exhibit Index to Current Report on Form 8-K
Dated November 2, 2010

Exhibit
Number	Description

99.1	Press Release dated November 4, 2010, providing financial update of Telular Corporation for Corporation for the fourth quarter of fiscal year 2010.

99.2	Transcript of the Telular Corporation November 4, 2010 Earnings Conference Call.

99.3	Press Release dated November 4, 2010 announcing a one-time dividend and a regular quarterly dividend to be payable on November 22, 2010 to shareholders of record at the close of business on November 15, 2010.